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                                                                  EXHIBIT 10.4.6

                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of ______________, 1998, by and between Paisano Publications, Inc., a California corporation (the "Company") and Joseph Teresi (the "Executive").

                              W I T N E S S E T H:

        WHEREAS, the Company is engaged in a combined publishing, entertainment, apparel, accessory and restaurant business which markets services and products to persons who identify with the "freedom of the road" lifestyle surrounding the American-made cruiser motorcycle;

        WHEREAS, the Executive, by education and experience, possesses extraordinary qualifications to serve as an executive officer of the Company; and

        WHEREAS, the Company desires to employ the Executive and the Executive desires to accept such employment with the Company, in each case upon the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, it is agreed as follows:

1. EMPLOYMENT. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, subject to the terms and conditions set forth herein.

2. TERM. Subject to the provisions hereof, the term of the Executive's employment by the Company under this Agreement shall be for a period of (a) five
(5) years or (b) the date on which the principal and interest on the Newco #1 Notes, as this term is defined in Section 2.2(b) of that certain Stock Contribution and Sale Agreement, dated June ___, 1998, by and among Newriders, Inc., a Nevada corporation, the Company, Easyriders Sub II, Inc., a California corporation, the Executive, Paisano Publications, Inc., a California corporation ("Paisano Publications") and certain affiliated companies of Paisano Publications, is fully paid, whichever comes first, commencing on the date hereof; provided that such term of employment shall continue thereafter unless and until terminated by either the Company or the Executive upon no less than sixty (60) days' prior written notice to the other of the desire to terminate such employment. The term of the Executive's employment hereunder, including any continuation of the original term, is hereinafter referred to as the "Employment Period."

3. POSITION AND DUTIES. During the Employment Period, the Executive shall serve as Chairman and Publisher of Paisano Publications, Inc., a wholly-owned subsidiary of the Company, with such assignments, powers and duties as are assigned or delegated to him by the Board of Directors of the Company. Such assignments, powers and duties may, from time to


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time, be modified by the Company, as the Company's needs may require. The
Executive shall also, at the request of the Company, perform similar services for any Affiliate (as hereinafter defined) of the Company without additional compensation. The Executive agrees to devote such amount of his business time, skill, attention and best efforts to the business of the Company and its Affiliates in the advancement of the best interests of the Company and its Affiliates as was devoted by him to Paisano Publications, Inc. and its affiliates during the year 1997. The nature of the services performed by the Executive and the place of their performance will be consistent with the Executive's desire to continue as a resident of the state of Florida. As used in this Agreement, the term "Affiliate" of the Company means any person, corporation or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company. Notwithstanding anything to the contrary contained herein, the Executive shall be subject to and be bound by all employment-related agreements and policies adopted by the Company and applicable to the Company's employees generally.

4. COMPENSATION. For all services rendered by the Executive to the Company during the Employment Period, the Company shall pay to the Executive a salary at the annual rate of ______________________ ($____________). The compensation is to be payable, subject to such withholdings as are required by law, in installments in accordance with the Company's customary payroll practices.

5. EXPENSES. The Company shall reimburse the Executive for such travel, entertainment and other business expenses reasonably incurred by him in connection with the business of the Company and the performance of his duties hereunder upon presentation by the Executive to the Company of substantiating evidence thereof in such form as the Company reasonably may require from time to time.

6. OFFICE FACILITIES. During the Employment Period, the Company will furnish the Executive, without charge, with the same office facilities and secretarial support as was used by the Executive during the year 1997.

7. TERMINATION.

        A. TERMINATION DUE TO DEATH OR DISABILITY. If the Executive dies or becomes disabled during the Employment Period, the Executive's salary and other rights under this Agreement or as an employee of the Company shall terminate at the end of the month during which death or disability occurs. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if, at any time during the Employment Period, the Executive shall have been unable to perform the duties of his employment hereunder for ninety (90) days in a period of two hundred seventy (270) days.

        B. TERMINATION FOR CAUSE. If the Executive fails to perform his duties hereunder or to comply with any of the material provisions hereof or commits any act of misconduct, malfeasance, gross negligence or disloyalty or disregards or seriously neglects his duties as an executive and employee of the Company, the Employment Period and the Executive's salary and other rights under this Agreement as an employee of the Company shall

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terminate effective upon notice from the Company to the Executive, but such termination shall not affect the liability of the Executive by reason of his misconduct, malfeasance, gross negligence or disloyalty.

        C. TERMINATION BY MUTUAL AGREEMENT. The Executive and the Company, by mutual agreement, may terminate this Agreement at any time.

        D. OTHER TERMINATIONS. If the Executive's employment shall be terminated by the Company for reasons other than as stated in Sections 7(A), (B) or (C), the Company shall continue to pay the Executive as damages the salary specified in Section 4 for the remainder of the Employment Period, subject to the Executive's obligation under law to mitigate such damages or to offset such damages by amounts earned by the Executive subsequent to the termination of this Agreement.

8. COVENANT NOT TO DISCLOSE. The Executive covenants and agrees that he will not, at any time during or after the termination of his employment by the Company, communicate or disclose to any person, corporation or other entity, or use for his own account, or advise, discuss with, or in any way assist any other person, corporation or other entity in obtaining or learning about, without the prior written consent of the Company, confidential information concerning the business and affairs of the Company or any of its Affiliates. The Executive further covenants and agrees that he shall retain all such knowledge and information concerning the foregoing in trust for the sole benefit of the Company and its Affiliates and their respective successors and assigns.

9. ESSENTIAL NATURE OF COVENANTS. The covenant contained in Section 8 of this Agreement shall be construed as independent of any other provision of this Agreement and the existence of any claim or cause of action of the Executive against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenant. The Executive understands that the covenant contained in Section 8 is an essential element of the transactions contemplated by this agreement and, but for the agreement of the Executive to Section 8, the Company would not have agreed to enter into such transactions. The Executive has been advised to consult with his counsel in order to be informed in all respects concerning the reasonableness and propriety of Section 8 with specific regard to the nature of the business conducted by the Company, and the Executive acknowledges that Section 8 is reasonable in all respects.

10. REMEDIES. In the event of a breach or threatened breach by the Executive of
Section 8, the Company shall be entitled to make application for a temporary restraining order and an injunction restraining the Executive from the commission of such breach. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages.

11. FOUNDING PUBLISHER. At the option of the Executive, upon expiration of the Employment Period, the Executive shall continue to be listed as the "founding publisher" (or similar term) in the masthead of "Easyriders" magazine.


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12. WAIVER OR BREACH. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive.

13. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors, assigns, heirs and legal representatives. The Company may assign this Agreement to an Affiliate without the consent of the Executive. The Executive may not assign this Agreement.

14. SEVERABILITY. The invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.

16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the state of California.

17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PAISANO PUBLICATIONS, INC.


By:______________________                   ___________________________________
   Name:                                    JOSEPH TERESI
   Title: